Exhibit 99.2

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA

The following unaudited pro forma consolidated financial statements give pro forma effect to the purchase of Shandong Fuyuan Equipment Installation Co., Ltd. (“Fuyuan Installation”), and the assumptions and adjustments as set forth in the accompanying notes to the pro forma consolidated financial statements.

On July 1, 2010, Henan Desheng Boiler Installation Co., Ltd. (“Desheng Installation”), a subsidiary of China Power Technology, Inc., (“China Power”, China Power and its subsidiaries are collectively referred to as the “Group”), acquired 60% of the equity of Shandong Fuyuan Equipment Installation Co., Ltd. (“Fuyuan Installation”) and from Mr. Shisen Zhang, one of the original stockholders of Fuyuan Installation for cash consideration of RMB63 million (US$9.3 million) by contributing $0.4 million to Fuyuan Installation’s registered capital, representing 5.6% equity interest of the total registered capital, and purchasing 54.4% equity interest from a prior shareholder for $8.9 million. (the “Acquisition”)

The Fuyuan Installation purchase price has been allocated based on estimates of the fair market value of the assets acquired and liabilities assumed on July 1, 2010. See Note (b) to the Notes to Unaudited Pro Forma Consolidated Financial Statements. The pro forma adjustments are subject to change pending a final analysis of the fair values of the assets acquired and liabilities assumed. The impact of these changes could be material.

Periods Covered

The Acquisition will be accounted for in accordance with the purchase method of accounting.

The unaudited pro forma consolidated balance sheet as of June 30, 2010 is based on the individual historical balance sheets of the Group and Fuyuan Installation, and gives effect to the acquisition as if it had occurred on June 30, 2010. The unaudited pro forma consolidated statements of income and comprehensive income for the year ended December 31, 2009 and six months period ended June 30, 2010 are based on the historical statements of income and comprehensive income of the Group and Fuyuan Installation and their combined result of operations for the year ended December 31, 2009 and six month period ended June 30, 2010, respectively, and as if the Acquisition had occurred as of January 1, 2009

The unaudited pro forma consolidated financial statements are based on estimates and assumptions. These estimates and assumptions are preliminary and have been made solely for purposes of developing this pro forma information. Unaudited pro forma consolidated financial information is presented for illustrative purposes only and is not necessarily indicative of the operating results that would have been achieved if the acquisitions of Fuyuan Installation had been consummated as of the beginning of the periods indicated, nor is it necessarily indicative of the results of future operations. The pro forma consolidated financial information does not give effect to any cost savings or restructuring and integration costs that may result from the integration of the Group’s and Fuyuan Installation’s businesses. Costs related to restructuring and integration has not yet been determined.

This unaudited pro forma consolidating financial information is based upon the respective historical financial statements of the Group and Fuyuan Installation and related notes and should be read in conjunction with those statements and the related notes.

Unaudited Pro Forma Consolidated Balance Sheet at June 30, 2010

	June 30, 2010
	(Unaudited)
		Fuyuan	Pro Forma		Pro Forma
	The Group (a)	Installation (a)	Adjustments		Consolidated

ASSETS
Current assets
Cash and cash equivalents	$17,588,647	$5,524,473	$(9,277,121)	(b)	$13,835,999
Accounts receivable, net	12,571,774	3,724,417	-		16,296,191
Inventories	8,206,596	-	-		8,206,596
Due from shareholders	-	323,451	-		323,451
Prepayments and other receivables	2,881,674	1,291,133	-		4,172,807
Total current assets	41,248,691	10,863,474	(9,277,121)		42,835,044

Non-current assets
Property, plant and equipment, net	2,294,768	90,323	-		2,385,091
Land use rights, net	4,326,298	-	-		4,326,298
Long term investment	736,279	-	-		736,279
Deferred tax assets	-	11,806	-		11,806
Intangible assets	-	-	6,958,500	(b)	6,958,500
Goodwill	-	-	1,660,922	(b)	1,660,922
	7,357,345	102,129	8,619,422		16,078,896
	$48,606,036	$10,965,603	$(657,699)		$58,913,940
LIABILITIES AND EQUITY
Current liabilities
Accounts payable	2,749,068	-	-		2,749,068
Accrued expenses and other payables	3,661,405	2,323,975	-		5,985,380
Income tax payable	1,893,859	299,142	-		2,193,001
Short-term loans	4,712,188	-	-		4,712,188
Total current liabilities	13,016,520	2,623,117	-		15,639,637

Deferred tax liability	-	-	1,739,625	(b)	1,739,625
	$13,016,520	$2,623,117	$1,739,625		$17,379,262
Equity
Common stock (US$0.001 par value, 100,000,000 shares authorized, 43,703,704 shares outstanding as of June 30, 2010)	43,704	7,004,229	(7,004,229)	(e)	43,704
Additional paid-in capital	17,012,279	-	-		17,012,279
Appropriated retained earnings	3,534,093	500,317	(500,317)	(e)	3,534,093
Unappropriated retained earnings	12,106,844	329,125	(329,125)	(e)	12,106,844
Accumulated other comprehensive income	2,892,596	508,815	(508,815)	(e)	2,892,596
Total stockholders' equity	35,589,516	8,342,486	(8,342,486)		35,589,516

Noncontrolling interest	-	-	5,945,162	(b)	5,945,162
	$48,606,036	$10,965,603	$(657,699)		$58,913,940

Unaudited Pro Forma Consolidated Statement of Income and Comprehensive Income for six months ended June 30, 2010

	Six months ended June 30, 2010
	(Unaudited)
		Fuyuan	Pro Forma	Non-
	The Group	Installation	Adjustments	controlling	Pro Forma
	(a)	(a)	(c)	interest (d)	Consolidated

Revenues	$46,706,197	$7,880,190	-	-	$54,586,387
Cost of goods sold	31,051,753	4,790,078	-	-	35,841,831
Gross profit	15,654,444	3,090,112	-	-	18,744,556
Operating expenses
Selling expenses	1,605,692	470,409	-	-	2,076,101
General and administrative expenses	986,065	219,671	658,914	-	1,864,650
	2,591,757	690,080	658,914	-	3,940,751
Other income (expenses)
Interest income	8,175	6,927	-	-	15,102
Interest expense	(129,050)	-	-	-	(129,050)
Other operating income	11,332	-	-	-	11,332
	(109,543)	6,927	-	-	(102,616)
Income before income tax expense	12,953,144	2,406,959	(658,914)	-	14,701,189
Income tax expense	2,752,751	601,740	(164,728)	-	3,189,763
Net income	$10,200,393	$1,805,219	$(494,186)	$-	$11,511,426

Less: net income attributable to noncontrolling interest	-	-	-	524,413	524,413
Net income attributable to stockholders	$10,200,393	$1,805,219	$(494,186)	$(524,413)	$10,987,013

Comprehensive income:
Net income	10,200,393	1,805,219	(494,186)	(524,413)	10,987,013
Foreign currency translation adjustment	188,256	39,359	1,064	-	228,679
Comprehensive income	$10,388,649	$1,844,578	(493,122)	(524,413)	$11,215,692
Less: comprehensive income attributable to noncontrolling interest	-	-	-	16,169	16,169

Comprehensive income attributable to stockholders	$10,388,649	$1,844,578	$(493,122)	$(540,582)	$11,199,523

Basic and diluted earnings per share	$0.27	N/A	N/A	N/A	$0.29

Weighted average common shares outstanding- basic and diluted	37,603,621	N/A	37,603,621 (f)	N/A	37,603,621

Unaudited Pro Forma Consolidated Statement of Income and Comprehensive Income for year ended December 31, 2009

	Year ended December 31, 2009
	(Audited)
		Fuyuan	Pro Forma	Non-
	The Group	Installation	Adjustments	controlling	Pro Forma
	(a)	(a)	(c)	interest (d)	Consolidated

Revenues	$70,974,991	$10,789,810	-	-	81,764,801
Cost of goods sold	47,353,025	6,444,689	-	-	54.797,714
Gross profit	23,621,966	4,345,121	-	-	27,967,087
Operating expenses
Selling expenses	2,430,278	733,689	-	-	3,163,967
General and administrative expenses	1,666,483	323,389	1,641,087	-	3,630,959
	4,096,761	1,057,078	1,641,087	-	6,794,926
Other income (expenses)
Interest income	48,590	9,061	-	-	57,651
Interest expense	(291,282)	(42,488)	-	-	(333,770)
Other operating income	119,175	-	-	-	119,175
	(123,517)	(33,427)	-	-	(156,944)
Income before income tax expense	19,401,688	3,254,616	(1,641,087)	-	21,015,217
Income tax expense	4,011,483	813,654	(410,272)	-	4,414,865
Net income	$15,390,205	$2,440,962	$(1,230,815)	-	$16,600,352

Less: net income attributable to noncontrolling interest	-	-	-	484,059	484,059
Net income attributable to stockholders	$15,390,205	$2,440,962	$(1,230,815)	$(484,059)	$16,116,293

Comprehensive income:
Net income	15,390,205	2,440,962	(1,230,815)	(484,059)	16,116,293
Foreign currency translation adjustment	50,227	10,279	221	-	60,727
Comprehensive income	$15,440,432	$2,451,241	(1,230,594)	(484,059)	16,177,020
Less: comprehensive income attributable to noncontrolling interest	-	-	-	4,200	4,200

Comprehensive income attributable to stockholders	$15,440,432	$2,451,241	$(1,230,594)	$(488,259)	$16,172,820

Basic and diluted earnings per share	$0.42	N/A	N/A	N/A	$0.44

Weighted average common shares outstanding- basic and diluted	36,800,000	N/A	36,800,000 (g)	N/A	36,800,000

Adjustments to Pro Forma Financial Statements

(a)

The Group and Fuyuan Installation historical presentation –Based on the unaudited consolidated balance sheet of the Group as of June 30, 2010; the unaudited consolidated statements of income and comprehensive income of the Group for the six month period ended June 30, 2010 and the audited combined statements of income and comprehensive income of Henan Kaifeng Desheng Boiler Co., Ltd. (“Desheng Boiler”) and Desheng installation for the year ended December 31, 2009; the audited financial statements of Fuyuan Installation as of and for the year ended December 31, 2009, and the unaudited financial statements of Fuyuan Installation as of and for the six month period ended June 30, 2010.

(b)

Purchase Price Allocation – The allocation of Fuyuan Installation’s purchase price among the assets acquired and liabilities assumed is based on estimates of the fair value. Under the purchase method of accounting, the total purchase price is allocated to the tangible and intangible assets acquired and liabilities assumed based on their estimated fair values with the excess charged to goodwill. The following table provides the allocation of the purchase price based upon Fuyuan Installation’s June 30, 2010 balance sheet:

Assets
Cash and cash equivalents	$5,524,473
Accounts receivable	3,724,417
Due from owner	323,451
Other receivables	1,291,133
Property, plant and equipment, net	90,323
Identifiable intangible assets
-License for Boiler	5,357,611
-License for Pipe	1,274,058
-Unfinished contracts	326,831
Total Identifiable intangible assets	6,958,500
Deferred tax assets	11,806
Goodwill	1,660,922
Liabilities
Accrued expenses and other payables	2,323,975
Income tax payable	299,142
Deferred tax liability	1,739,625

Less: Fair value of noncontrolling interest	5,945,162

Purchase price	$9,277,121

Pursuant to the authoritative guidance on goodwill and other intangible assets, goodwill is not amortized; rather, impairment tests are performed at least annually or more frequently if circumstances indicate impairment may have occurred. If impairment exists, goodwill is immediately written off to its fair value through a current charge to income. Accordingly, goodwill arising from the Acquisition will be subject to impairment testing annually.

(c)	Pro Forma Adjustment in Profit or loss – Reflects the amortization of identifiable intangible assets shown in Note (b).

Identifiable intangible assets	Amount	Residual	Amortization for year	Amortization for six months
		Life (year)	ended December 31, 2009	ended June 30, 2010

License for Boiler	$5,357,611	5	$1,063,694	$532,325
License for Pipe	1,274,058	5	252,950	126,589
Unfinished contracts	326,831	<1	324,443	-
			$1,641,087	$658,914

(d)	Non-controlling interest – Reflects 40% non-controlling interest in Fuyuan Installation.

(e)	Elimination of equity balance of Fuyuan Installation on June 30, 2010.

(f)

Basis and diluted weighted average common shares outstanding of 37,603,621 on June 30, 2010 was determined assuming the Acquisition of Fuyuan Installation was occurred on January 1, 2009 and the shares are outstanding for the entire period.

(g)

Basis and diluted weighted average common shares outstanding of 36,800,000 on December 31, 2009 was determined assuming the Acquisition of Fuyuan Installation was occurred on January 1, 2009 and the shares are outstanding for the entire period.